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                                                                   Exhibit 10(b)

                    AMENDMENT TO LOAN PARTICIPATION AGREEMENT
                    -----------------------------------------


         THIS AMENDMENT TO LOAN PARTICIPATION AGREEMENT (this "Amendment") is made as of March 1, 2001, between THE HUNTINGTON NATIONAL BANK ("Transferor") and AIRBASE REALTY HOLDING COMPANY, an Indiana corporation ("Transferee").

                                    RECITALS
                                    --------

         A. The parties have previously entered into a certain Loan Participation Agreement, dated as of May 1, 1998 (the "Agreement"). (All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.)

         B. The Participation Interest granted under the Agreement represented a 95% interest in each of the Loans.

         C. The outstanding principal balance of the Loans as of February 28, 2001, is $6,185,810,018, and the outstanding principal balance of the current Participation Interest in such Loans is $5,876,519,517.

         D. The parties desire to increase the Participation Interest from 95% to 99% and otherwise to modify the Agreement as set forth herein.

                                    AGREEMENT
                                    ---------

         The parties hereby agree as follows:

         1. In consideration of the transfer by Transferor to Transferee of an additional 4% Participation Interest in the Loans, effected by the amendment to the Agreement provided in paragraph 2(a) below, Transferee has, simultaneously with its execution of this Amendment, transferred the sum of $247,432,401 in cash to the Transferor.

         2. The Agreement is hereby modified and amended, effective as of the date hereof, as follows:

                  (a) Paragraph 1(c) of the Agreement is amended to read as follows:

                           (c) "Participation" and "Participation Interest" shall mean the interest of Transferee in the Loans created hereby, equal to a ninety-nine percent (99%) interest in each of the Loans.

         (b) The first sentence of paragraph 2 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

         Transferee shall from time to time buy from Transferor or from an affiliate of Transferor, without recourse, a continuing undivided fractional Participation

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         Interest in the Loans, and Transferor shall from time to time sell to
         Transferee, or cause an affiliate or affiliates of Transferor to sell to Transferee, such Participation Interests. The consideration for the transfer of the initial Participation Interests to be transferred to Transferee hereunder shall be the issuance to Transferor of all 1,000 shares of the common stock of Transferee. Subsequent transfers of Participation Interests by Transferor or an affiliate of Transferor to Transferee hereunder may, upon the mutual agreement of the parties at the time any such transfers are made, be made (i) as additional contributions to the capital of Transferee, (ii) in exchange for the payment of cash by Transferee to Transferor or appropriate affiliate of Transferor, (iii) in consideration of the issuance to Transferor or appropriate affiliate of Transferor of shares of the capital stock of Transferee, or (iv) for such other consideration as the parties shall mutually agree.

                  (c) The following is added to the Agreement as a new paragraph 7(h) to follow paragraph 7(g):

                           (h) In consideration of the performance of the loan servicing obligations provided under this paragraph 7, Transferee shall pay to Transferor a loan servicing fee. The amount and terms of such fee shall be determined by the mutual agreement of the parties from time to time during the term of this Agreement and shall be subject to review and adjustment annually at the end of each calendar year during the term of this Agreement. Transferor shall provide to Transferee, on or before the date that is ten days after the end of each month during the term of this Agreement, a written statement specifying the amount of the servicing fee payable for the preceding month and the basis for the calculation of such fee. Transferor shall be entitled to deduct the amount of such fees from any and all amounts otherwise due and payable by Transferor to Transferee from time to time under the terms of this Agreement.

         3. Except as specifically modified and amended herein, the Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

                                        THE HUNTINGTON NATIONAL BANK


                                        By:  /s/ John W. Liebersbach
                                             -----------------------
                                             John W. Liebersbach, Vice President

                                        Airbase Realty Holding Company


                                        By:  /s/ Gregory C. Sheridan
                                             -----------------------
                                             Gregory C. Sheridan, President




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